As filed with the Securities and Exchange Commission on October 15, 1997
                                                         Registration No. 33-
=============================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 ____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                                 ____________

                               C-TEC Corporation
              (Exact name of issuer as specified in its charter)

         Pennsylvania                                        23-2093008
   (State or jurisdiction of                              (I.R.S. Employer
incorporation or organization)                           Identification No.)


                             800 Route 309, P.O. Box 800
                                Dallas, PA 18612-9799
                                   (717) 674-2700
                        (Address of principal executive offices)

                                 ____________

     COMMONWEALTH TELEPHONE CO., INC. BARGAINING EMPLOYEES 401(k) PLAN COMMONWEALTH COMMUNICATIONS, INC. BARGAINING EMPLOYEES 401(k) PLAN
                           (Full title of the Plans)

                                 ____________

                           John D. Filipowicz, Esq.
               Senior Vice President, Assistant General Counsel
                            and Assistant Secretary
                         800 Route 309,  P.O. Box 800
                             Dallas, PA 18612-9799

                      (Name and address of agent for service)
                       Telephone number, including area code,
                        of agent for service: (717) 674-2700

                                 ____________

                                    Copy to:
                             William L. Taylor, Esq.
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                               New York, NY 10017
                                 (212) 450-4000

                                 ____________



                               CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                Proposed
                                                                Maximum
                                              Amount            Offering            Proposed            Amount of
               Title of                        to be             Price          Maximum Aggregate      Registration
     Securities to be Registered           Registered(1)      per Share(2)       Offering Price            Fee
     ---------------------------           -------------      ------------      -----------------      ------------

Common Stock (par value $1.00 per
 share)...............................        20,000             $30.75             $615,000               $187

====================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "1933 Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans referenced above.

(2) Estimated pursuant to Rule 457(C) under the 1933 Act solely for the purpose of computing the registration fee, based upon the closing price of the securities being registered hereby on NASDAQ on October 13, 1997.

          This Registration Statement Includes a Total of 14 Pages.

                           Exhibit Index on Page 11.

=============================================================================




                                  PART I

               The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "1933 Act"), and are incorporated herein by reference.

ITEM 1.  PLAN INFORMATION

               This information required to be provided to participants pursuant to this Item is set forth in the relevant Prospectus for the Commonwealth Telephone Co., Inc. Bargaining Employees 401(k) Plan and the Commonwealth Communications, Inc. Bargaining Employees 401(k) Plan (collectively, the "Plans"), sponsored by C-TEC Corporation.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

               The written statement required to be provided to participants pursuant to this Item is set forth in the Prospectus referenced in Item 1 above.



                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               C-TEC Corporation (the "Registrant" or the "Company") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 20,000 shares of the Registrant's Common Stock, par value $1.00 per share ("Common Stock"), for issuance pursuant to the Plans and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"),
(Commission 1934 Act File Number 0-11053), are incorporated by reference herein:

              (1) The Registrant's Annual Report on Form 10-k for the year ended December 31, 1996.


              (2) All other reports filed with the Commission by the Registrant or the Plans pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.


              (3) The description of the Registrant's Common Stock contained in the Registrant's Current Report on Form 8-K/A, dated November 21, 1995, filed with the Commission pursuant to Section 13 of the 1934 Act, including any amendment thereto or report filed for the purpose of updating such description.

               Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

               Not applicable, see Item 3(3) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

               Raymond B. Ostroski, Esq. holds options to purchase shares of Common Stock and/or holds, directly or indirectly, shares of Common Stock, the aggregate value of which such holdings exceeds $50,000.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Reference is made to Sections 1741 and 1742 of the 1988 Business Corporation Law of the Commonwealth of Pennsylvania, which provide for indemnification of directors and officers in certain circumstances. In addition, Article IV of the By-laws of the Registrant provides that, except as prohibited by law, any director officer of the Registrant is entitled to be indemnified in any action or proceeding in which he or she may be involved by virtue of holding such position. In addition, the Registrant maintains a directors' and officers' liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8.  EXHIBITS



Exhibit
 Number                                              Exhibit
--------                                             -------


 4.01   (a) Articles of Incorporation of Registrant as amended and restated April 24, 1986 and as further amended on November 25, 1991 are incorporated herein by reference to
               Exhibit 3(a) to the Company's Annual Report on Form 10-K for the year ended
               December 31, 1994, (Commission File No. 0-11053).*

         (b) Amendment to Articles of Incorporation dated September 21, 1995 are incorporated herein by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for
               the year ended December 31, 1995, (Commission File No. 0-11053).*

 4.02    (a) By-laws of Registrant, as amended through October 28, 1993 are incorporated herein by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, (Commission File No. 0-11053).*

         (b) Amendments to By-laws of Registrant (Article I, Section 1 and Article II, Section 4)
               dated as of December 13, 1994 are incorporated herein by reference to the Company's
               Annual Report on Form 10-K for the year ended December 31, 1994, (Commission
               File No. 0-11053).*

 4.03    (a) Senior Secured Note Purchase Agreement dated as of July 31, 1989 among C-TEC Cable
               Systems, Inc., C-TEC, and various purchasers of the Senior Secured Notes is incorporated herein by reference to Exhibit 4(j) to the Company's Annual Report on
               Form 10-K for the year ended December 31, 1989, (Commission File No. 0-11053).*

         (b) Amendment to 9.65% Senior Secured Note Purchase Agreement is incorporated herein by reference to Exhibit 4(q) to the Company's Quarterly Report on Form 10-Q for the
               quarter ended September 30, 1993, (Commission file No. 0-11053).*

         (c) Loan Agreement dated as of March 29, 1994, made by and between Commonwealth
               Telephone Company and the National Bank for Cooperatives is incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended
               March 31, 1994, (Commission File No. 0-11053).*

 5.01    Opinion of Raymond B. Ostroski, Esq. as to the legality of the Common Stock being registered pursuant hereto. The Registrant undertakes that it will submit the Plans and all amendments thereto to the Internal Revenue Service (the "Service") in a timely manner and that it will make all changes required by the Service to issue a determination letter with respect to the
               Plans.

23.01    Consent of Independent Public Accountants--Coopers & Lybrand L.L.P.

23.02    Consent of Raymond B. Ostroski, Esq. (included in his opinion filed as Exhibit 5.01).

24.01    Powers of Attorney (included on the signature page of this registration statement).

-------------
* Incorporated by reference.

ITEM 9.  UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

             provided, however, that paragraphs (a)(1)(i) and
             (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement;

              (2) That for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                                  EXPERTS

               The financial statements incorporated in this Form S-8 by reference to the Form 10-K as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994 have been so incorporated in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.


                               LEGAL MATTERS

               The validity of the Common Stock offered hereunder has been passed upon by Raymond B. Ostroski, Esq., Princeton, New Jersey.


                                  SIGNATURES

               THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PRINCETON, STATE OF NEW JERSEY, ON THIS 15th DAY OF OCTOBER 1997.

                                    C-TEC CORPORATION



                                    By: /s/ John Filipowicz
                                        -------------------------
                                        John Filipowicz
                                        Vice President, Assistant
                                        General Counsel


                             POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW, CONSTITUTES AND APPOINTS DAVID C. MCCOURT, BRUCE
C. GODFREY AND MICHAEL I. GOTTDENKER AND EACH OF THEM, OUR TRUE AND
LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO DO ANY AND ALL ACTS AND THINGS AND EXECUTE, IN THE NAME OF THE UNDERSIGNED, ANY AND ALL INSTRUMENTS WHICH SAID ATTORNEYS-IN-FACT AND AGENTS MAY DEEM NECESSARY OR ADVISABLE IN ORDER TO ENABLE C-TEC CORPORATION TO COMPLY WITH THE SECURITIES ACT OF 1933 AND ANY REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION IN RESPECT THEREOF, IN CONNECTION WITH THE FILING WITH THE SECURITIES AND EXCHANGE COMMISSION OF THE REGISTRATION STATEMENT ON FORM S-8 UNDER THE SECURITIES ACT OF 1933, INCLUDING SPECIFICALLY BUT WITHOUT LIMITATION, POWER AND AUTHORITY TO SIGN THE NAME OF THE UNDERSIGNED TO SUCH REGISTRATION STATEMENT, AND ANY AMENDMENTS TO SUCH REGISTRATION STATEMENT (INCLUDING POST-EFFECTIVE AMENDMENTS), AND TO FILE THE SAME WITH ALL EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, TO SIGN ANY AND ALL APPLICATIONS, REGISTRATION STATEMENTS, NOTICES OR OTHER DOCUMENTS NECESSARY OR ADVISABLE TO COMPLY WITH APPLICABLE STATE SECURITIES LAWS, AND TO FILE THE SAME, TOGETHER WITH OTHER DOCUMENTS IN CONNECTION THEREWITH WITH THE APPROPRIATE STATE SECURITIES AUTHORITIES, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND TO PERFORM EACH AND EVERY ACT AND THING REQUISITE OR NECESSARY TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY AND TO ALL INTENTS AND PURPOSES AS THE UNDERSIGNED MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, AND ANY OF THEM, OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


Signature                              Title                                Date
---------                              -----                                ----

/s/ David C. McCourt
-------------------------       Chief Executive Officer               October 15, 1997
David C. McCourt                (Principal Executive Officer);
                                Chairman of the Board

/s/ Bruce C. Godfrey
-------------------------       Executive Vice President and          October 15, 1997
Bruce C. Godfrey                Chief Financial Officer, Director
                                (Principal Financial Officer and
                                Principal Accounting Officer)

/s/ James Q. Crowe
-------------------------       Director                              October 15, 1997
James Q. Crowe

/s/ Frank M. Henry
-------------------------       Director                              October 15, 1997
Frank M. Henry

/s/ Michael I. Gottdenker
-------------------------       Director                              October 15, 1997
Michael I. Gottdenker

/s/ Stuart Graham
-------------------------       Director                              October 15, 1997
Stuart Graham


-------------------------       Director                              October 15, 1997
Richard R. Jaros

/s/ Daniel Knowles
-------------------------       Director                              October 15, 1997
Daniel Knowles

/s/ Michael J. Mahoney
-------------------------       Director                              October 15, 1997
Michael J. Mahoney

/s/ David C. Mitchell
-------------------------       Director                              October 8, 1997
David C. Mitchell

/s/ Eugene Roth
-------------------------       Director                              October 15, 1997
Eugene Roth

/s/ Walter Scott, Jr.
-------------------------       Director                              October 15, 1997
Walter Scott, Jr.


-------------------------       Director                              October 15, 1997
John J. Whyte


      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plans have duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on October 15, 1997.



                               COMMONWEALTH TELEPHONE CO., INC.
                               BARGAINING EMPLOYEES 401(k) PLAN



                               By /s/ Gary Isaacs
                                  ------------------------------------
                                   Gary Isaacs
                                    (Vice President, Human Resources)


                               COMMONWEALTH COMMUNICATIONS, INC.
                               BARGAINING EMPLOYEES 401(k) PLAN



                               By /s/ Gary Isaacs
                                  -------------------------------------
                                   Gary Isaacs
                                    (Vice President, Human Resources)




                               INDEX TO EXHIBITS

                                                                                          Sequentially
Exhibit Number                                 Exhibit                                    Numbered Page
--------------                                 -------                                    ____________
4.01               (a) Articles of Incorporation of Registrant as amended and                  *
                          restated April 24, 1986 and as further amended on
                          November 25, 1991 are incorporated herein by
                          reference to Exhibit 3(a) to the Company's Annual
                          Report on Form 10-K for the year ended December 31,
                          1994, (Commission File No. 0-11053).

                   (b) Amendment to Articles of Incorporation dated                            *
                          September 21, 1995 are incorporated herein by
                          reference to Exhibit 3(b) to the Company's Annual
                          Report on Form 10-K for the year ended December 31,
                          1995, (Commission File No. 0-11053).

4.02               (a) By-laws of Registrant, as amended through October 28,                  *
                          1993 are incorporated herein by reference to Exhibit
                          3(b) to the Company's Annual Report on Form 10-K for
                          the year ended December 31, 1993, (Commission File
                          No. 0-11053).

                   (b) Amendments to By-laws of Registrant (Article I,                        *
                          Section 1 and Article II, Section 4) dated as of
                          December 13, 1994 are incorporated herein by reference
                          to the Company's Annual Report on Form 10-K for the
                          year ended December 31, 1994, (Commission File No.
                          0-11053).

4.03               (a) Senior Secured Note Purchase Agreement dated as of                     *
                          July 31, 1989 among C-TEC Cable Systems, Inc., C-
                          TEC, and various purchasers of the Senior Secured
                          Notes is incorporated herein by reference to Exhibit 4(j)
                          to the Company's Annual Report on Form 10-K for the
                          year ended December 31, 1989, (Commission File No.
                          0-11053).
                                                                                               *
                   (b) Amendment to 9.65% Senior Secured Note Purchase
                          Agreement is incorporated herein by reference to
                          Exhibit 4(q) to the Company's Quarterly Report on
                          Form 10-Q for the quarter ended September 30, 1993,
                          (Commission file No. 0-11053).
                                                                                               *
                   (c) Loan Agreement dated as of March 29, 1994, made by
                          and between Commonwealth Telephone Company and
                          the National Bank for Cooperatives is incorporated
                          herein by reference to the Company's Quarterly Report
                          on Form 10-Q for the quarter ended March 31, 1994,
                          (Commission File No. 0-11053).

5.01                      Opinion of Raymond B. Ostroski, Esq. as to the legality of the Common Stock being registered pursuant hereto. The
                          Registrant undertakes that it will submit the Plans and all amendments thereto to the Internal Revenue Service (the
                          "Service") in a timely manner and that it will make all
                          changes required by the Service to issue a determination
                          letter with respect to the Plans.

23.01                     Consent of Independent Public Accountants -- Coopers &
                          Lybrand L.L.P.

23.02 Consent of Raymond B. Ostroski, Esq. (included in his opinion filed as Exhibit 5.01).

24.01                     Powers of Attorney (included on the signature page of this registration statement).

-------------
* Incorporated by reference.